Exhibit 99.2

December 5, 2019

Legion Partners Asset Management, LLC

9401 Wilshire Boulevard, Suite 705

Beverly Hills, California 90212

Attn: Christopher S. Kiper

Re: Cooperation Agreement

Dear Mr. Kiper

Reference is hereby made to: (i) that certain Cooperation Agreement dated as of February 25, 2019 (the “Cooperation Agreement”) by and among NN, Inc., a Delaware corporation (the “Company”), and Legion Partners Asset Management, LLC, a Delaware limited liability company (together with its Affiliates “Legion Partners”), and each of the other persons listed on the signature page to the Cooperation Agreement; and (ii) that certain Securities Purchase Agreement between the Company and the Purchasers party thereto, dated on or around the date hereto (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings given to such terms in the Purchase Agreement.

Legion Partners desires to purchase from the Company and the Company desires to issue and sell to Legion Partners and certain other purchasers, such number of Purchased Preferred Stock and Purchased Warrants as set forth on Schedule A of the Purchase Agreement. Pursuant to Section 4(a)(iii) of the Cooperation Agreement, Legion Partners is not permitted to acquire any additional securities of the Company, except for shares of Common Stock that, when aggregated with Legion Partners’ existing beneficial ownership, does not exceed 9.9% of the Company’s outstanding shares of Common Stock. Notwithstanding the foregoing, the Company and Legion Partners hereby agree to delete in its entirety Section 4(a)(iii) of the Cooperation Agreement; provided that, certain ownership limitation in accordance with the definition of “Beneficial Ownership Limitation” in the Certificate of Designation and in the Warrant, respectively, shall become, pursuant to the terms thereof, applicable to Legion Partners upon the issuance of the shares of Series B Convertible Preferred Stock and the Warrant to Legion Partners. In addition, the Company hereby confirms that Legion Partners’ purchase of the Purchased Securities and entry into the Transaction Documents shall not otherwise be deemed a breach of any provision set forth in the Cooperation Agreement.

Except to the extent expressly modified by this Letter Agreement, all of the terms, covenants and other provisions of the Cooperation Agreement shall continue to be in full force and effect in accordance with their respective terms. In the event of any conflict or inconsistency between the terms of this Letter Agreement and the terms of the Cooperation Agreement, the terms of this Letter Agreement will control. From and after the date of this Letter Agreement, all references to the Cooperation Agreement (whether in the Cooperation Agreement, in this Letter Agreement or otherwise) shall refer to the Cooperation Agreement as modified by this Letter Agreement. This Letter Agreement may be amended only by an agreement in writing executed by the Company and Legion Partners.

[Signature Page Follows]

Sincerely,

NN, INC.

By:	/s/ Warren A. Veltman
	Name:	Warren A. Veltman
	Title:	President and CEO

Acknowledged and Agreed:

LEGION PARTNERS, L.P. I
By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

LEGION PARTNERS, L.P. II
By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XI
By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

LEGION PARTNERS, LLC
By:	Legion Partners Holdings, LLC Managing Member

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

LEGION PARTNERS ASSET MANAGEMENT, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

LEGION PARTNERS HOLDINGS, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Christopher S. Kiper

/s/ Christopher S. Kiper

Raymond White

/s/ Raymond White

Cc: Steve Wolosky and Elizabeth Gonzalez-Sussman, Olshan Frome Wolosky LLP